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                                                                    EXHIBIT 99.8

                               LETTER TO BROKERS

                                      FOR

           TENDER OF 11% SENIOR SUBORDINATED NOTES DUE 2008, SERIES C
                                IN EXCHANGE FOR
                11% SENIOR SUBORDINATED NOTES DUE 2008, SERIES D
                              RENT-A-CENTER, INC.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
         ON           , 2002, UNLESS EXTENDED (THE "EXPIRATION DATE").

           2001 NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN
                   AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders and Depository
Trust Company Participants:

     We are enclosing herewith the material listed below relating to the offer by Rent-A-Center, Inc., a Delaware corporation (the "Company"), to exchange its 11% Senior Subordinated Notes Due 2008, Series D (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 11% Senior Subordinated Notes Due 2008, Series C (the "2001 Notes") upon the terms and subject to the conditions set forth in the Company's Prospectus,
dated          , 2002, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

          1. Prospectus dated          , 2002;

          2. Letter of Transmittal (together with accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9);

          3. Notice of Guaranteed Delivery; and

          4. Letter which may be sent to your clients for whose account you hold 2001 Notes in your name or in the name of your nominee, with a form for obtaining such client's instruction with regard to the Exchange Offer.

     We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

     The Exchange Offer is not conditioned upon any minimum number of 2001 Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of 2001 Notes will represent to the Company that (i) the Exchange Notes to be acquired by such holder of the 2001 Notes in connection with the Exchange Offer are being acquired by such holder in the ordinary course of business of such holder, (ii) such holder has no arrangement or understanding with any person to participate in the distribution of Exchange Notes, (iii) such holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters, (iv) such holder understands that a secondary resale transaction described in clause (iii) above and any resales of Exchange Notes obtained by
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such holder in exchange for 2001 Notes acquired by such holder directly from the
Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Commission, and (v) such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. If you will receive Exchange Notes for your own account in exchange for 2001 Notes that were acquired as a result of market-making activities or other trading activities, by executing the Letter of Transmittal, such holder acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such holder is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Letter to Clients and Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner contain an authorization by the beneficial owners of the 2001 Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of 2001 Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of 2001 Notes to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned.

                                          Very truly yours,

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